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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: April 15, 1998
                Date of Earliest Event Reported: April 1, 1998



                       TCI SATELLITE ENTERTAINMENT, INC.
            (Exact name of Registrant as specified in its Charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

          0-21317                                       84-1299995
  (Commission File Number)               (I.R.S. Employer Identification No.)


                         8085 SOUTH CHESTER, SUITE 300
                          ENGLEWOOD, COLORADO  80112
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (303) 712-4600
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
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     On February 6, 1998, the Registrant entered into (i) a Merger and
Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), (ii) an Asset Transfer Agreement dated as of February 6, 1998 (the "TSAT Asset Transfer Agreement"), (iii) an Agreement and Plan of Merger dated as of February 6, 1998 ("TSAT Merger Agreement") and (iv) and certain other agreements contemplated by the Restructuring Agreement. The transactions contemplated by the Restructuring Agreement, the TSAT Asset Transfer Agreement, the TSAT Merger Agreement and such other agreements are hereinafter referred to, collectively, as the "Roll-up Plan". The Roll-up Plan is a two step transaction.

     Effective April 1, 1998, certain of the transactions (collectively, the "Restructuring Transaction") contemplated by the Restructuring Agreement and the TSAT Asset Transfer Agreement were consummated. The Restructuring Transaction, which is the first step of the Roll-up Plan, comprised (i) the contribution of substantially all of the Registrant's assets and liabilities to PRIMESTAR, Inc. ("New PRIMESTAR"), a newly formed corporation and wholly-owned subsidiary of the Registrant, and (ii) the concurrent contribution to New PRIMESTAR by the partners (the "Partners") of PRIMESTAR Partners L.P. of their respective interests in the PRIMESTAR(R) digital satellite business.

     In connection with such mergers and asset transfers, the Registrant and the other parties to the Restructuring Transaction received, directly or indirectly, from New PRIMESTAR a combination of cash (or an assumption of indebtedness by New PRIMESTAR) and shares of common stock of New PRIMESTAR, in an amount determined pursuant to the Restructuring Agreement.
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     Under the Restructuring Agreement, the amount of cash received by, or debt assumed in respect of, each of the Registrant and the other parties to the Restructuring Transaction at the closing of the Restructuring Transaction was dependent upon subscriber counts and the Registrant's debt balance on such date. The approximate debt assumed in respect of the Registrant was $475 million, plus outstanding letters of credit in the aggregate amount of $30 million, and the approximate cash consideration paid to, or debt assumed in respect of, the other parties to the Restructuring Transaction aggregated $479 million.

     As a result of the Restructuring Transaction, New PRIMESTAR owns the entire PRIMESTAR(R) digital satellite business and the Registrant and the Partners (or their respective affiliates) own, in the aggregate, all the outstanding capital stock of New PRIMESTAR. Until the consummation of the second step of the Roll-up Plan (the "TSAT Merger") (of which there is no assurance), in which the Registrant will be merged with and into New PRIMESTAR, the Registrant's stockholders will continue to own common stock of the Registrant, which trades on the National Market tier of the Nasdaq Stock Market under the symbols "TSATA" and "TSATB". During such period, the Registrant will be a holding company, and the Registrant's principal asset will be its approximate 37% ownership interest in New PRIMESTAR. In addition, the Registrant will own all the capital stock of Tempo Satellite, Inc. ("Tempo"), an existing subsidiary of the Registrant that holds certain authorizations granted by the Federal Communications Commission ("FCC") and other assets and liabilities relating to a proposed direct broadcast satellite system being constructed by Tempo. Consummation of the TSAT Merger is subject to regulatory approval and other conditions, and accordingly, there can be no assurance that the TSAT Merger will be consummated. In connection with the Roll-up Plan, the Registrant entered into an agreement with New
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PRIMESTAR granting New PRIMESTAR an exclusive, transferable option to acquire
Tempo's stock or assets, subject to regulatory approval.

     The terms of such agreement, and the nature of all other material relationships between the Registrant and any of the parties to the Restructuring Transaction or any of their respective affiliates, any director or officer of the Registrant, or any associate of any such director or officer, has been previously reported in the Registrant's Current Report on Form 8-K dated February 11, 1998 (Commission File No. 0-21317). Please see the sections entitled "THE ROLL-UP PLAN - Interests of Certain Persons in the Roll-up Plan" and "RELATED AGREEMENTS," included therein.

     Assuming that necessary regulatory approvals are received and that the other conditions provided for in the TSAT Merger Agreement are satisfied or waived, the TSAT Merger will be consummated. In that event, the Registrant will cease to exist, and the stockholders of the Registrant will receive, in a transaction designed to be tax-free to such stockholders, (i) one share of Class A Common Stock of New PRIMESTAR for each share of the Registrant's Series A Common Stock outstanding immediately prior to the closing of the TSAT Merger, and (ii) one share of Class B Common Stock of New PRIMESTAR for each share of the Registrant's Series B Common Stock outstanding immediately prior to the closing of the TSAT Merger. There can be no assurance as to whether the market value of the shares of New PRIMESTAR common stock to be received by stockholders of the Registrant in exchange for their shares of the Registrant's common stock will be less than, equal to or greater that the market value of shares of the Registrant's common stock prior to the consummation of the TSAT Merger.
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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     (a)  Financial Statements

          None.

     (b)  Pro Forma Financial Information

          The pro forma information that is required to be included in this Current Report on Form 8-K is substantially the same as the pro forma information that was previously included in the Registrant's Current Report on Form 8-K date February 11, 1998. Accordingly, such pro forma financial information is not included herein.

     (c)  Exhibits

          None.
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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has dully caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

Dated April 15, 1998


                                       TCI SATELLITE ENTERTAINMENT, INC.
                                        (Registrant)


                                       By:    /s/ Kenneth G. Carroll
                                           --------------------------------
                                           Name:  Kenneth G. Carroll
                                           Title: Senior Vice President and
                                                  Chief Financial Officer